Exhibit 10.1

SECOND AMENDMENT TO RESTATED LOAN AGREEMENT

This Second Amendment to Restated Loan Agreement (this “Amendment”) dated as of December 21, 2010, is made among GMX RESOURCES INC., an Oklahoma corporation (the “Borrower”), the LENDERS (as defined below), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent, arranger and bookrunner, for the Lenders (and individually as a Lender), BNP PARIBAS, as syndication agent (and individually as a Lender), and COMPASS BANK, as documentation agent (and individually as a Lender), who agree as follows:

RECITALS

A. This Amendment pertains to that certain Fourth Amended and Restated Loan Agreement dated effective as of July 8, 2010, among the Borrower, the Agent and the Lenders, as amended by that certain First Amendment dated as of December 13, 2010 (as previously amended, the “Loan Agreement”). As used in this Amendment, capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.

B. The Borrower, the Agent and the Lenders desire to amend the Loan Agreement to add a financial covenant pertaining to the Borrower’s Total Senior Secured Debt to EBITDA, to amend a financial covenant, to modify the interest rates provisions, and to provide for other matters pertinent to the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lenders, subject to the conditions precedent in Paragraph 3.5 below, the parties hereto hereby agree as follows:

ARTICLE 1.

AMENDMENT

1.1 Section 1.2 of the Loan Agreement is hereby amended to add (in its proper alphabetical place) the new definition of “Total Senior Secured Debt”, to read in its entirety as follows:

“Total Senior Secured Debt” shall mean the Borrower’s Indebtedness plus any other senior secured indebtedness for borrowed money owing by the Borrower or any Subsidiaries which is secured by a Lien (whether on any Company’s property which is not Collateral or on a pari passu basis with the Indebtedness).

1.2 Section 1.2 of the Loan Agreement is hereby further amended to amend and restate the definitions of “Applicable LIBO Rate Margin” and “Applicable Prime Rate Margin”, each to read in its respective entirety as follows:

“Applicable LIBO Rate Margin” shall mean, on any day, the following per annum interest rate from time to time, determined on each Business Day (except as provided in the last sentence of this definition) by reference to the Percentage Outstanding on such day in accordance with the following schedule:

Percentage Outstanding	Applicable LIBO Rate Margin

0 to 35%	2.75%
above 35% to 65%	3.00%
above 65% to 80%	3.25%
above 80%	4.25%

For each separate LIBO Rate tranche, the Applicable LIBO Rate Margin shall be initially set by reference to the Percentage Outstanding on the first day of that tranche’s LIBO Rate Interest Period. Changes in the Applicable LIBO Rate Margin shall become effective on the Business Day on which a change occurs in the Percentage Outstanding that results in a shift between which of the above schedule lines is in effect. However, when the Borrower’s ratio of Total Net Debt to EBITDA under Subsection 5.15(d) is 4.00 to 1.00 or higher, the Applicable LIBO Rate Margin shall be 6.00% in accordance with Subsection 2.1(h); provided; however, in the event the ratio of Total Net Debt to EBITDA is in excess of the required levels described in Subsection 5.15(d), the Default Rate shall apply instead if the Agent and the Required Lenders so elect in accordance with Section 2.7.

“Applicable Prime Rate Margin” shall mean, on any day, the following per annum interest rate from time to time, determined on each Business Day based on (except as provided in the last sentence of this definition) the Percentage Outstanding on such day, in accordance with the following schedule:

Percentage Outstanding	Applicable Prime Rate Margin

0 to 35%	1.00%
above 35% to 65%	1.25%
above 65% to 80%	1.50%
above 80%	2.00%

Changes to the Applicable Prime Rate Margin shall become effective on the Business Day on which a change occurs in the Percentage Outstanding that results in a shift between which of the above schedule lines is in effect. However, when the Borrower’s ratio of Total Net Debt to EBITDA under Subsection 5.15(d) is 4.00 to 1.00 or higher, the Applicable Prime Rate Margin shall be 3.75% in accordance with Subsection 2.1(h); provided; however, in the event the ratio of Total Net Debt to EBITDA is in excess of the required levels described in Subsection 5.15(d), the Default Rate shall apply instead if the Agent and the Required Lenders so elect in accordance with Section 2.7.

1.3 Section 2.1 of the Loan Agreement is amended to add a new subsection (h), to read in its entirety as follows:

(h) Interest Rate Adjustment – Financial Covenant. Upon delivery of a monthly EBITDA certificate by the Borrower to the Agent pursuant to Subsection 5.2(l) which sets forth the Total Net Debt to EBITDA ratio as being 4.00 to 1.00 or higher, the Applicable LIBO Rate Margin and the Applicable Prime Rate Margin shall automatically be adjusted in accordance with the last sentence of their respective definitions, such adjustment to become effective on the first day of the month in which such monthly EBITDA certificate is delivered; provided that if at any time a monthly EBITDA certificate is not delivered at the time required pursuant to Subsection 5.2(l), then from the first day of the month in which such certificate was required to be delivered until delivery of such certificate, the Applicable LIBO Rate Margin shall be 6.00% and the applicable Prime Rate Margin shall be 3.75%. Such increased margins shall remain in effect until the day that the Borrower delivers a monthly EBITDA certificate to the Agent pursuant to Subsection 5.2(l) that sets forth the Total Net Debt to EBITDA ratio as being less than 4.00 to 1.00. If a monthly EBITDA certificate erroneously indicates the Borrower’s actual Total Net Debt to EBITDA ratio, which error results in an applicable margin more favorable to Borrower than should be afforded by the actual calculation of such ratio, or if, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Agent determines that (i) the Total Net Debt to EBITDA ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Debt to EBITDA ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Agent for the account of the Lenders, promptly (and in any event within 15 days) on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, automatically and without further action by the Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and letter of credit fees that should have been paid for such period over the amount of interest and letter of credit fees actually paid for such period. If a monthly EBITDA certificate erroneously indicates the Borrower’s actual Total Net Debt to EBITDA ratio, which error results in an applicable margin less favorable to the Borrower than should be afforded by the actual calculation of such ratio, or if as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Agent determines that (i) the Total Net Debt to EBITDA ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Debt to EBITDA ratio would have resulted in lower pricing for such period, the Borrower shall be afforded a credit against future payments of interest on the Advances and letter of credit fees in an amount equal to any excess so paid (but in no event shall such credit be offset against the principal amount of the Loan or any other Indebtedness of the Borrower or its Subsidiaries or be required to be paid by the Lenders in cash; provided that if the total amount of interest and letter of credit fees remaining to be paid hereunder is less than such credit, the remaining balance of such credit shall be applied to the principal amount of the Loan) to correct for such error; provided that such credit shall only be available to the Borrower for any such excess interest or letter of credit fees paid during the ninety (90) day period prior to the Agent receiving written notice from the Borrower of such an error and such credit shall only be available against the interest on Advances and letter of credit fees payable to Lenders who received such excess interest and letter of credit fee payment (and in any event in an amount no greater than the excess so received by such Lenders). This subsection shall not limit the rights of the Agent, any Lender or the Issuing Bank, as the case may be, under any other provision of this Agreement or the other Loan Documents.

1.4 Subsection (l) of Section 5.2 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

(l) Monthly EBITDA Certificate – as soon as available and in any event within 45 days after the end of each month, a certificate signed by the principal financial officer of the Borrower setting forth covenant calculations demonstrating compliance with (i) the Total Net Debt to EBITDA ratio under Subsection 5.15(d) and certifying to its accuracy, and (ii) the Total Senior Secured Debt to EBITDA ratio under Subsection 5.15(f) and certifying to its accuracy. This certificate shall include details of the components of Total Net Debt, Total Senior Secured Debt and EBITDA.

1.5 Subsection (d) of Section 5.15 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

(d) Total Net Debt to EBITDA. The Borrower shall maintain, on a monthly basis as of the last day of each month, a ratio (on a rolling twelve month basis) of Total Net Debt to EBITDA during the preceding twelve (12) months not to exceed the levels defined in the following table:

FROM	THROUGH	MAXIMUM RATIO

June 1, 2010	November 30, 2010	4.50 to 1.00
December 1, 2010	February 28, 2011	4.75 to 1.00
March 1, 2011	August 31, 2011	4.60 to 1.00
September 1, 2011	October 31, 2011	4.40 to 1.00
November 1, 2011	Maturity Date	4.00 to 1.00

1.6 Section 5.15 of the Loan Agreement is hereby amended to add a new subsection (f), to read in its entirety as follows:

(f) Total Senior Secured Debt to EBITDA. The Borrower shall maintain, on a monthly basis as of the last day of each month, a ratio (on a rolling twelve month basis) of Total Senior Secured Debt to EBITDA during the preceding twelve (12) months not to exceed 2.50 to 1.00.

1.7 Upon the effectiveness of this Amendment, the Borrowing Base on such date shall remain one hundred thirty million ($130,000,000.00) dollars, and at this time there is no Periodic Reduction in effect, all subject to future changes in accordance with the terms of the Loan Agreement.

1.8 On the effective date of this Amendment, the Borrower shall pay the Agent, for disbursement pro rata to the Lenders (on the basis of each Lender’s allocated portion of the Borrowing Base), a fee equal to one-half of one percent (0.50%) of the existing Borrowing Base, equal to a total for all Lenders of $650,000.00 (being 0.50% of $130,000,000.00).

ARTICLE 2.

ACKNOWLEDGMENT OF COLLATERAL

2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.

ARTICLE 3.

MISCELLANEOUS; CONDITIONS TO EFFECTIVENESS

3.1 The Borrower represents and warrants to the Agent and the Lenders (which representations and warranties will survive the execution of this Amendment) that, after giving effect to the waivers described herein, (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, and (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other information (financial or otherwise) provided or delivered by or on behalf of the Borrower upon which a Lender has relied or utilized in making its decision to enter into this Amendment.

3.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.

3.3 The Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

3.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party’s signature may appear on a separate counterpart but all such counterparts taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier or pdf email.

3.5 This Amendment shall become effective on the day on which the Agent has received all of the following: (i) for the account of the Lenders, payment by the Borrower of the fees under Paragraph 1.8 of this Amendment, (ii) to the extent invoiced, for the account of Agent’s legal counsel, payment by the Borrower of the reasonable legal fees and expenses of Agent’s legal counsel, and (iii) duly executed counterparts of this Amendment by the Borrower and its Subsidiaries, the Agent and the Required Lenders. For the avoidance of doubt, it is agreed that (x) this Amendment shall become effective only if and when the requirements of the preceding sentence are met.

3.6 THIS AMENDMENT, TOGETHER WITH THE LOAN DOCUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AMENDMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

3.7 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the Collateral Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Loan Agreement or any of the Collateral Documents.

3.8 Notwithstanding that such consent is not required under the guaranty agreements or the other Collateral Documents, Endeavor and Diamond each consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the Agent and the Banks to amend the Loan Agreement as set forth herein, Endeavor and Diamond each (i) acknowledges and confirms the continuing existence, validity and effectiveness of its Restated Guaranty Agreement and each of the other Collateral Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWER:	GMX RESOURCES INC.

	By:	/s/ James A. Merrill
		Name:	James A. Merrill
		Title:	Chief Financial Officer and Treasurer

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Eric Broussard
		Name:	Eric Broussard
		Title:	Senior Vice President

LENDERS:	CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Eric Broussard
		Name:	Eric Broussard
		Title:	Senior Vice President

BNP PARIBAS

	By:	/s/ Betsy Jocher
		Name:	Betsy Jocher
		Title:	Director

	By:	/s/ Courtney Kubesch
		Name:	Courtney Kubesch
		Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO RESTATED LOAN AGREEMENT]

COMPASS BANK

By:	/s/ Ian Payne
	Name:	Ian Payne
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
	Name:	Bruce E. Hernandez
	Title:	Vice President

BANK OF AMERICA, N.A.

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

[SIGNATURE PAGE TO SECOND AMENDMENT TO RESTATED LOAN AGREEMENT]

AGREED TO AND ACKNOWLEDGED by the undersigned for the purposes set forth in Paragraph 3.8.

ENDEAVOR PIPELINE INC.

By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Vice President and Secretary

DIAMOND BLUE DRILLING CO.

By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Vice President and Secretary